Ingersoll Rand Reports Record Second-Quarter 2022 Results
Strong Double-Digit Orders and Revenue Growth; Raising 2022 Guidance
Second-Quarter 2022 Highlights
(All comparisons against the second-quarter of 2021 unless otherwise noted.)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Record second-quarter orders of $1,599 million, up 10%, or 9% organic
•Record second-quarter revenues of $1,440 million, up 13% both as reported and organic
•Reported net income attributable to Ingersoll Rand of $139 million, or earnings of $0.34 per share
◦Adjusted net income from continuing operations, net of tax1 of $223 million, or $0.54 per share
•Adjusted EBITDA1 of $335 million, up 15%, with a margin of 23.3% and incremental margin of 27%
•Reported operating cash flow from continuing operations of $186 million and free cash flow from continuing operations of $165 million
•Liquidity of $2.4 billion as of June 30, 2022, including $1.3 billion of cash on hand and undrawn capacity of $1.1 billion under available credit facilities
Capital Allocation Highlights
•Prudently managing our capital structure and taking steps towards our commitment of achieving investment grade credit ratings by paying down $621 million in debt; Executed a combination of interest rate swaps and caps and cross currency swaps to better balance fixed/floating interest rate exposure and currency mix of our debt.
•On August 1st, announced three bolt-on acquisitions:
◦Shanghai Hanye Air Purifying Technology Co., Ltd (“Hanye”) - a manufacturer of compressed air dryers
◦Holtec Gas Systems LLC (“Holtec”) - a manufacturer of onsite generation systems for high-purity nitrogen gas
◦Hydro Prokav Pumps (India) Private Limited (“Hydro Prokav”) - a manufacturer of retrofit spare parts and progressive cavity pumps
•Repurchased approximately 3.5 million shares for approximately $153 million
Raising 2022 Guidance
•Raising full-year 2022 organic revenue growth expectation by 300 bps to 11% to 13%, re-affirming total revenue growth of 11% to 13% and raising the Adjusted EBITDA1 range to $1,395 to $1,425 million
DAVIDSON, N.C. - August 3, 2022 - Ingersoll Rand Inc. (NYSE: IR) reported record second-quarter orders and revenue.

“We delivered strong results in the first half of 2022, including record second-quarter performance that was better than our expectations,” said Vicente Reynal, Chairman and CEO. “We continued to execute on our strategic imperatives by delivering strong organic growth and higher profitability despite the backdrop of inflation, ongoing supply chain constraints and geopolitical uncertainty. As we move into the second half of the year, we will remain agile and focused on our organic investments around innovation, demand generation and commercial excellence to ensure we continue to deliver profitable growth, strong free cash flow and above-market performance. We have a robust M&A funnel and with our strong balance sheet and cash generation we are poised to accelerate additional bolt-on acquisitions in the second half of the year.”

Mr. Reynal added, “We are proud to have recently released our 2021 Sustainability Report, which details how our company is advancing our customers’ sustainability goals by providing innovative products and services that help address the demands of high-growth end markets, while also embedding ESG in our own operations and decision-making.”
1 Non-GAAP measure (definitions and/or reconciliations in tables below)

Second-Quarter 2022 Segment Review
(All comparisons against the second quarter of 2021 unless otherwise noted.)
Industrial Technologies and Services Segment: broad range of compressor, vacuum and blower solutions as well as fluid transfer equipment, loading systems, power tools and lifting equipment
•Reported Orders of $1,281 million, up 6%, or 11% organic
•Reported Revenues of $1,151 million, up 10%, or 14% organic
•Reported Segment Adjusted EBITDA of $292 million, up 13% with an incremental margin of 32%
•Reported Segment Adjusted EBITDA Margin of 25.4%, up 70 basis points, fueled by the use of IRX to drive strong operational execution
•Core industrial end markets saw continued strong demand with organic orders up 11% as compared to prior year, which exceeded 41% organic orders growth in the second-quarter of the prior year. Orders for total compressor offerings, which represent approximately 65% of the total segment, grew high single digits, including nearly 20% growth in oil free compressor offerings. Orders in Power Tools and Lifting were up approximately 20%, which marks the largest quarter of orders since the first-quarter of 2015.
Precision and Science Technologies Segment: highly specialized gas, fluid management systems, liquid and precision syringe pumps and compressors
•Reported Orders of $318 million, up 25%, or 2% organic
•Reported Revenues of $289 million, up 25%, or 6% organic
•Reported Segment Adjusted EBITDA of $78 million, up 9% with an incremental margin of 11%
•Reported Segment Adjusted EBITDA Margin of 26.8%, down 390 basis points, driven by the impact of prior year acquisitions as well as the impact of investments for growth and China lockdowns.
•Orders increased 25% as compared to the prior year driven primarily by strong growth from acquisitions and our ARO, Milton Roy and YZ Systems product lines, all of which largely serve industrial end markets. Accelerated performance offset the expected decline from the Thomas business due to prior year COVID-19-related demand.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $2.4 billion. On a reported basis, Ingersoll Rand generated $186 million of cash flow from operating activities from continuing operations and invested $21 million in capital expenditures, resulting in free cash flow from continuing operations2 of $165 million, compared to cash flow from operating activities from continuing operations of $147 million and free cash flow from continuing operations2 of $136 million in the prior year period. Net debt to Adjusted EBITDA leverage was 1.1x for the second-quarter, which was an improvement of 0.1x as compared to the prior quarter. Consistent with our comprehensive capital allocation strategy led by M&A, Ingersoll Rand announced three bolt-on acquisitions and deployed $621 million to debt repayment, $153 million to share repurchases and $8 million to its dividend payment during the second-quarter. In addition, we executed a combination of interest rate swaps, cross currency swaps and interest rate caps to better balance the fixed to floating interest rate ratio and currency mix of our debt.
2 Non-GAAP measure (definitions and/or reconciliations in tables below)

2022 Guidance
Ingersoll Rand is raising its guidance for full year 2022 organic growth and Adjusted EBITDA based on its expectations of strong commercial and operational performance for the remainder of the year:

Total Ingersoll Rand	Prior 2022 Guidance	Revised Guidance	Phasing
Revenue Growth	11-13%	11-13%	H1: 15%; H2: 8-10%
Total IR Organic	8-10%	11-13%
ITS Organic	8-10%	11-13%
PST Organic	9-11%	9-11%
FX Impact	(~2%)	(~5%)	H1: (~4%); H2: (~5%)
M&A	~$225M	~$225M
Corporate Costs	(~$135M)	(~$135M)
Adjusted EBITDA	$1,385M - $1,425M	$1,395M - $1,425M
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the second-quarter results on Thursday, August 4, 2022 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-888-999-6177, domestically, or 1-848-280-6520, internationally, and ask to be joined into the Ingersoll Rand call. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic, including business disruptions caused by government restrictions; (2) unexpected costs, charges or expenses resulting from the completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of the completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic, geopolitical tensions or other events outside of our control; and (12) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Organic Revenue Growth is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.

Reconciliations of non-GAAP measures related to full-year 2022 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contact:
Investor Relations:
Matthew Fort
matthew.fort@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2022	2021	2022	2021
Revenues	$1,439.9	$1,279.1	$2,776.9	$2,408.6
Cost of sales	870.1	766.4	1,681.0	1,443.8
Gross Profit	569.8	512.7	1,095.9	964.8
Selling and administrative expenses	275.6	267.2	541.1	519.5
Amortization of intangible assets	83.6	80.3	169.8	164.5
Other operating expense, net	13.2	25.1	30.6	19.4
Operating Income	197.4	140.1	354.4	261.4
Interest expense	23.2	22.7	42.2	45.8
Loss on extinguishment of debt	1.1	—	1.1	—
Other income, net	(7.4)	(34.1)	(12.0)	(36.6)
Income from Continuing Operations Before Income Taxes	180.5	151.5	323.1	252.2
Provision for income taxes	41.9	12.5	74.3	23.1
Loss on equity method investments	(0.8)	(0.7)	(5.1)	(0.7)
Income from Continuing Operations	137.8	138.3	243.7	228.4
Income (loss) from discontinued operations, net of tax	1.5	96.3	0.1	(83.9)
Net Income	139.3	234.6	243.8	144.5
Less: Net income attributable to noncontrolling interests	0.8	0.7	1.6	1.0
Net Income Attributable to Ingersoll Rand Inc.	$138.5	$233.9	$242.2	$143.5

Amounts attributable to Ingersoll Rand Inc. common stockholders:
Income from continuing operations, net of tax	$137.0	$137.6	$242.1	$227.4
Income (loss) from discontinued operations, net of tax	1.5	96.3	0.1	(83.9)
Net income attributable to Ingersoll Rand Inc.	$138.5	$233.9	$242.2	$143.5

Basic earnings (loss) per share of common stock:
Earnings from continuing operations	$0.34	$0.33	$0.60	$0.54
Earnings (loss) from discontinued operations	—	0.23	—	(0.20)
Net earnings	0.34	0.56	0.60	0.34

Diluted earnings (loss) per share of common stock:
Earnings from continuing operations	$0.33	$0.32	$0.59	$0.53
Earnings (loss) from discontinued operations	—	0.23	—	(0.20)
Net earnings	0.34	0.55	0.59	0.34

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,309.2	$2,109.6
Accounts receivable, net of allowance for credit losses of $45.2 and $42.3, respectively	1,018.5	948.6
Inventories	1,013.5	854.2
Other current assets	204.6	186.9
Assets of discontinued operations	9.1	15.6
Total current assets	3,554.9	4,114.9
Property, plant and equipment, net of accumulated depreciation of $384.7 and $357.7, respectively	608.3	648.6
Goodwill	5,872.2	5,981.6
Other intangible assets, net	3,676.9	3,912.7
Deferred tax assets	18.3	28.0
Other assets	490.8	468.7
Total assets	$14,221.4	$15,154.5
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$31.6	$38.8
Accounts payable	700.9	670.5
Accrued liabilities	723.7	741.3
Liabilities of discontinued operations	8.6	17.1
Total current liabilities	1,464.8	1,467.7
Long-term debt, less current maturities	2,725.7	3,401.8
Pensions and other postretirement benefits	184.5	195.1
Deferred income taxes	678.3	708.6
Other liabilities	324.1	310.1
Total liabilities	$5,377.4	$6,083.3
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 424,612,748 and 423,785,571 shares issued as of June 30, 2022 and December 31, 2021, respectively	4.3	4.3
Capital in excess of par value	9,456.9	9,408.6
Retained earnings	604.6	378.6
Accumulated other comprehensive loss	(291.0)	(41.6)
Treasury stock at cost; 21,485,457 and 16,000,364 shares as of June 30, 2022 and December 31, 2021, respectively	(997.9)	(748.4)
Total Ingersoll Rand stockholders' equity	$8,776.9	$9,001.5
Noncontrolling interests	67.1	69.7
Total stockholders' equity	$8,844.0	$9,071.2
Total liabilities and stockholders' equity	$14,221.4	$15,154.5

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Month Period Ended June 30,
	2022	2021
Cash Flows From Operating Activities From Continuing Operations:
Net income	$243.8	$144.5
Income (loss) from discontinued operations, net of tax	0.1	(83.9)
Income from continuing operations	243.7	228.4
Adjustments to reconcile income from continuing operations to net cash provided by operating activities from continuing operations:
Amortization of intangible assets	169.8	164.5
Depreciation	43.2	43.3
Non-cash restructuring charges	4.8	—
Stock-based compensation expense	42.2	43.1
Loss on equity method investments	5.1	0.7
Foreign currency transaction gains, net	(5.6)	(14.7)
Other non-cash adjustments	1.3	(0.4)
Changes in assets and liabilities:
Receivables	(108.2)	(73.0)
Inventories	(191.2)	(80.7)
Accounts payable	55.0	80.8
Accrued liabilities	3.1	2.9
Other assets and liabilities, net	(27.0)	(160.1)
Net cash provided by operating activities from continuing operations	236.2	234.8
Cash Flows From Investing Activities From Continuing Operations:
Capital expenditures	(39.3)	(25.9)
Net cash paid in business combinations	(30.3)	(215.8)
Disposals of property, plant and equipment	—	9.5
Other investing	4.1	—
Net cash used in investing activities from continuing operations	(65.5)	(232.2)
Cash Flows From Financing Activities From Continuing Operations:
Principal payments on long-term debt	(639.5)	(19.7)
Purchases of treasury stock	(253.7)	(3.2)
Cash dividends on common shares	(16.2)	—
Proceeds from stock option exercises	8.4	12.8
Payments of interest rate cap premiums	(9.7)	—
Payments of deferred and contingent acquisition consideration	(3.6)	—
Other financing	(0.5)	—
Net cash used in financing activities from continuing operations	(914.8)	(10.1)
Cash Flows From Discontinued Operations:
Net cash provided by (used in) operating activities	(5.1)	29.5
Net cash provided by investing activities	—	1,903.8
Net cash provided by (used in) discontinued operations	(5.1)	1,933.3
Effect of exchange rate changes on cash and cash equivalents	(51.2)	(6.8)
Net increase (decrease) in cash and cash equivalents	(800.4)	1,919.0
Cash and cash equivalents, beginning of period	2,109.6	1,750.9
Cash and cash equivalents, end of period	$1,309.2	$3,669.9

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2022	2021	2022	2021
Ingersoll Rand
Revenues	$1,439.9	$1,279.1	$2,776.9	$2,408.6
Adjusted EBITDA	$334.9	$292.1	$638.5	$536.1
Adjusted EBITDA Margin	23.3%	22.8%	23.0%	22.3%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2022	2021	2022	2021
Net Income	$139.3	$234.6	$243.8	$144.5
Less: Income from discontinued operations	2.0	258.5	0.2	80.7
Less: Income tax provision from discontinued operations	(0.5)	(162.2)	(0.1)	(164.6)
Income from Continuing Operations	137.8	138.3	243.7	228.4
Plus:
Provision for income taxes	41.9	12.5	74.3	23.1
Amortization of acquisition related intangible assets	80.8	76.3	163.4	155.9
Impairment of intangible assets	—	—	—	—
Restructuring and related business transformation costs	9.5	6.7	23.7	9.4
Acquisition and other transaction related expenses and non-cash charges	5.4	14.3	14.9	24.8
Stock-based compensation	22.4	21.5	42.2	43.1
Foreign currency transaction losses (gains), net	(1.8)	3.4	(5.6)	(14.7)
Loss on equity method investments	0.8	0.7	5.1	0.7
Loss on extinguishment of debt	1.1	—	1.1	—
Gain on settlement of post-acquisition contingencies	—	(30.1)	—	(30.1)
Other adjustments	(9.1)	0.8	(14.3)	(0.2)
Minus:
Income tax provision, as adjusted	66.3	49.6	124.8	77.6
Adjusted Net Income	$222.5	$194.8	$423.7	$362.8

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF DILUTED NET INCOME PER SHARE TO ADJUSTED DILUTED NET INCOME PER SHARE FROM CONTINUING OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2022	2021	2022	2021
Diluted Net Income Per Share (As Reported)[1]	$0.34	$0.55	$0.59	$0.34
Less: Diluted Net Income (Loss) Per Share from Discontinued Operations (As Reported)[1]	—	0.23	—	(0.20)
Diluted Net Income Per Share from Continuing Operations (As Reported)[1]	0.33	0.32	0.59	0.53
Plus:
Provision for income taxes	0.10	0.03	0.18	0.05
Amortization of acquisition related intangible assets	0.20	0.18	0.40	0.37
Impairment of intangible assets	—	—	—	—
Restructuring and related business transformation costs	0.02	0.02	0.06	0.02
Acquisition and other transaction related expenses and non-cash charges	0.01	0.04	0.04	0.06
Stock-based compensation	0.06	0.05	0.10	0.10
Foreign currency transaction losses (gains), net	—	0.01	(0.01)	(0.03)
Loss on equity method investments	—	—	0.01	—
Loss on extinguishment of debt	—	—	—	—
Gain on settlement of post-acquisition contingencies	—	(0.07)	—	(0.07)
Other adjustments	(0.02)	—	(0.04)	—
Minus:
Income tax provision, as adjusted	0.16	0.12	0.30	0.18
Adjusted Diluted Net Income Per Share from Continuing Operations[2]	$0.54	$0.46	$1.03	$0.85

Average shares outstanding:
Basic, as reported	404.5	419.9	406.1	419.5
Diluted, as reported	409.4	426.8	411.2	426.4
Adjusted diluted[2]	409.4	426.8	411.2	426.4
1 Basic and diluted earnings (loss) per share (as reported) are calculated by dividing net income (loss) attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED INCOME FROM CONTINUING OPERATIONS, NET OF TAX AND CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2022	2021	2022	2021
Net Income	$139.3	$234.6	$243.8	$144.5
Less: Income from discontinued operations	2.0	258.5	0.2	80.7
Less: Income tax provision from discontinued operations	(0.5)	(162.2)	(0.1)	(164.6)
Income from Continuing Operations, Net of Tax	137.8	138.3	243.7	228.4
Plus:
Interest expense	23.2	22.7	42.2	45.8
Provision for income taxes	41.9	12.5	74.3	23.1
Depreciation expense	20.1	21.0	41.4	41.3
Amortization expense	83.6	80.3	169.8	164.5
Restructuring and related business transformation costs	9.5	6.7	23.7	9.4
Acquisition and other transaction related expenses and non-cash charges	5.4	14.3	14.9	24.8
Stock-based compensation	22.4	21.5	42.2	43.1
Foreign currency transaction losses (gains), net	(1.8)	3.4	(5.6)	(14.7)
Loss on equity method investments	0.8	0.7	5.1	0.7
Loss on extinguishment of debt	1.1	—	1.1	—
Gain on settlement of post-acquisition contingencies	—	(30.1)	—	(30.1)
Other adjustments	(9.1)	0.8	(14.3)	(0.2)
Adjusted EBITDA	$334.9	$292.1	$638.5	$536.1
Minus:
Interest expense	23.2	22.7	42.2	45.8
Income tax provision, as adjusted	66.3	49.6	124.8	77.6
Depreciation expense	20.1	21.0	41.4	41.3
Amortization of non-acquisition related intangible assets	2.8	4.0	6.4	8.6
Adjusted Income from Continuing Operations, Net of Tax	$222.5	$194.8	$423.7	$362.8

Free Cash Flow from Continuing Operations:
Cash flows from operating activities from continuing operations	186.1	147.3	236.2	234.8
Minus:
Capital expenditures	21.4	11.6	39.3	25.9
Free Cash Flow from Continuing Operations	$164.7	$135.7	$196.9	$208.9

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME
(Unaudited; in millions)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2022	2021	2022	2021
Orders
Industrial Technologies and Services	$1,280.6	$1,204.0	$2,573.4	$2,246.4
Precision and Science Technologies	318.2	255.2	655.3	513.4
Total Orders	$1,598.8	$1,459.2	$3,228.7	$2,759.8
Revenue
Industrial Technologies and Services	$1,150.5	$1,047.5	$2,190.1	$1,961.3
Precision and Science Technologies	289.4	231.6	586.8	447.3
Total Revenue	$1,439.9	$1,279.1	$2,776.9	$2,408.6
Segment Adjusted EBITDA
Industrial Technologies and Services	$292.0	$258.6	$539.4	$470.1
Precision and Science Technologies	77.7	71.1	162.8	138.3
Total Segment Adjusted EBITDA	$369.7	$329.7	$702.2	$608.4
Less items to reconcile Segment Adjusted EBITDA to Income from Continuing Operations Before Income Taxes:
Corporate expenses not allocated to segments	$34.8	$37.6	$63.7	$72.3
Interest expense	23.2	22.7	42.2	45.8
Depreciation and amortization expense	103.7	101.3	211.2	205.8
Restructuring and related business transformation costs	9.5	6.7	23.7	9.4
Acquisition and other transaction related expenses and non-cash charges	5.4	14.3	14.9	24.8
Stock-based compensation	22.4	21.5	42.2	43.1
Foreign currency transaction losses (gains), net	(1.8)	3.4	(5.6)	(14.7)
Loss on extinguishment of debt	1.1	—	1.1	—
Gain on settlement of post-acquisition contingencies	—	(30.1)	—	(30.1)
Other adjustments	(9.1)	0.8	(14.3)	(0.2)
Income from Continuing Operations Before Income Taxes	180.5	151.5	323.1	252.2
Provision for income taxes	41.9	12.5	74.3	23.1
Loss on equity method investments	(0.8)	(0.7)	(5.1)	(0.7)
Income from Continuing Operations	137.8	138.3	243.7	228.4
Income (loss) from discontinued operations, net of tax	1.5	96.3	0.1	(83.9)
Net Income	$139.3	$234.6	$243.8	$144.5

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDERS AND REVENUE GROWTH BY SEGMENT1

	For the Three Month Period Ended June 30, 2022
	Orders	Revenue
Ingersoll Rand
Organic growth	9.3%	12.8%
Impact of foreign currency	(5.2%)	(5.4%)
Impact of acquisitions	5.5%	5.2%
Total orders and revenue growth	9.6%	12.6%

Industrial Technologies & Services
Organic growth	10.8%	14.2%
Impact of foreign currency	(4.9%)	(5.1%)
Impact of acquisitions	0.5%	0.7%
Total orders and revenue growth	6.4%	9.8%

Precision & Science Technologies
Organic growth	2.3%	5.9%
Impact of foreign currency	(6.4%)	(6.6%)
Impact of acquisitions	28.8%	25.7%
Total orders and revenue growth	24.7%	25.0%
(1)Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.